UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2011

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Lindenstrasse 8
6340 Baar
Zug, Switzerland
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 41-41-768-1080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On or after September 7, 2011, representatives of Allied World Assurance Company Holdings, AG (“Allied World”) will present to various investors the information described in the slides attached to this report as Exhibit 99.1, which is incorporated by reference herein.
Additional Information About the Proposed Merger and Where to Find It
     This communication relates to a proposed merger between Allied World and Transatlantic Holdings, Inc. In connection with the proposed merger, Allied World has filed with the U.S. Securities and Exchange Commission (the “SEC”), and the SEC declared effective on August 18, 2011, a registration statement on Form S-4 that includes a joint proxy statement/prospectus that provides details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Allied World or Transatlantic may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com; or by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Participants in the Solicitation
     Allied World, Transatlantic and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and may be contained in other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions.
Cautionary Statement Regarding Forward-Looking Statements
     Any forward-looking statements made in this communication reflect Allied World’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Allied World’s or Transatlantic’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of Allied World’s loss reserves; Allied World or its non-U.S. subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in Allied World’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Allied World is under no obligation

(and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Slides from presentation by management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
Dated: September 7, 2011	By:	/s/ Wesley D. Dupont
		Name:	Wesley D. Dupont
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Slides from presentation by management.